Exhibit 10.2

Hangzhou Longjing Qiao Fu Vacation Hotel Co., Ltd. Purchase Agreement

Property Location: No. 162, Longjing Village, Hangzhou, China

Seller:  Shanghai Qiao Garden Property Management Group, Ltd.

Purchaser:  Hangzhou Hartford Comprehensive Health Management, Ltd

According to the "Contract Law of the People's Republic of China" and the "Corporate Law of the People's Republic of China" and other relevant laws and regulations, the two parties reached an agreement on the transfer of equity from Party A to Party B by negotiation on the principle of equality and mutual benefit.

Article 1 Transfer of Equity and Subject Matter

Party A agrees to sell 60% of the shares of Hangzhou Longjing Qiao Fu Vacation Hotel Co., Ltd. (hereinafter referred to as “the Company”) to Party B; Party B agrees to accept the transfer of 60% of the shares held by Party A in accordance with the terms of this agreement. After the transfer of the above equity, Party B shall be entitled to 60% of the equity of the “the Company” and the corresponding shareholder rights according to the corporate law.

Article 2 Transfer of Equity Price

 2.1  Party A and Party B unanimously agreed that the transfer price of the 60% equity of the “the Company” will be a total of ¥600,000 RMB. (The registered capital of the “the Company” is ¥1 million RMB).

 2.2  Party B (the buyer) accepts and assumes that the creditor's rights and debts of the “the Company” are equal to the proportion of the corresponding transferred equity.

 2.3 “The Company” with 40% shares held by Shanghai Qiao Garden Property Management Group, Ltd. agreed to the transfer of equity between the two parties, and voluntarily abides to the transfer.

Article 3 Transfer of Equity Management Rights

After the effective date of this Agreement, April 1, 2019, Party A shall complete the following procedures for the transfer and hand over:

 3.1 Transfer the management rights of the "the Company" to Party B;

 3.2 Actively assist and cooperate with Party B to revise and sign the relevant documents required for the equity transfer in accordance with the relevant laws and regulations and the provisions of the “the Company” , and jointly handle the registration procedures of the “the Company” related to the industrial and commercial administrations;

 3.3  Transfer all of the documents and materials of "the company" to Party B;

 3.4 Party A will ensure that the transfer of all documentations to Party B are legal and valid;

Article 4  Payment of Equity Transfer Price

Party B promises to pay the equity transfer price of ¥600,000 RMB to Party A (or assigned recipient representing Party A) on or before April 5, 2019.

Article 5  Seller’s Obligation

 5.1 Party A shall cooperate with and assist Party B in conducting the financial audit work on “the Company” (from January 1, 2017 to March 31, 2019) and in issuing a formal audit report.

 5.2 Party A shall promptly sign all documents related to the approval of the equity transfer.

Article 6  Purchaser’s Obligation

 6.1 Party B is obligated to pay Party A the full transfer price of the equity in accordance with the provisions of Article 4 of this Agreement.

 6.2 Party B shall, in accordance with the provisions of this Agreement, be responsible for supervising “the Company” to promptly handle the procedures for the approval of such equity transfer and the registration of industrial and commercial changes.

Article 7  Statement and Warranty

 7.1 Seller’s irrevocable statement and warranty

  7.1(a)  The ownership transfers of 60% of the shares of “the Company” are entirely voluntary by Party A.

  7.1(b)  All the statements, explanations or warranties, commitments and all materials presented to Party B by Party A for the transaction are true, legal and valid, and there are no falsifications, such as fiction, forgery, concealment or omission.

  7.1(c)  After the effective date of this Agreement, it will constitute a legal, valid and binding document to Party A (the original shareholder).

  7.2 Purchaser’s irrevocable statement and warranty

  7.2(a) The receipt of the ownership transfer of 60% of the shares of “the Company” is entirely voluntary of Party B.

  7.2(b) Party B has the right to enter into this Agreement and to perform its rights and obligations under this Agreement without violating the provisions of Party B's Articles of Incorporation, and there are no legal obstacles or restrictions.

  7.2(c) Party B warrants that the transfer of the shares is true and that it has sufficient ability to perform this agreement.

Article 8  Applicable Law and Dispute Resolution

 8.1 The conclusion, entry into force, interpretation, performance and settlement of disputes shall be governed by laws and regulations such as the Contract Law of the People's Republic of China and the Corporate Law of the People's Republic of China. If any content contained within this Agreement conflicts with existing laws and regulations, the law and provisions of the regulations shall prevail.

 8.2 Any disputes that arise in connection with this Agreement shall be settled amicably by negotiation.  In case the dispute is not settled through negotiation within 30 days, both parties shall have the right to file a lawsuit in the People's Court in the city where the agreement is signed.

 8.3 Party A, shareholder of “the Company" completely understands and agrees to the transfer of 60% of the shares of “the Company” to Party B and confirms by stamping the corporation seal.

Article 9  Validity of the Agreement

This agreement is made in two copies, each party holds one copy and becomes valid upon signing and stamp with corporate seals by both parties.  Matters not covered in this Agreement shall be agreed upon by the parties in a supplementary agreement if needed.

Seller: Shanghai Qiao Garden	Purchaser: Hangzhou Hartford
Property Management Group, Ltd.	Comprehensive Health Management, Ltd

(Party A)	(Party B)
Legal Authorized Signer	Legal Authorized Signer

 “the Company” (the other 40% shareholder) Shanghai Qiao Garden Property Management Group, Ltd.

Representative

Signature Date: March 22, 2019